Filed Pursuant to Rule 424(b)(2)

Registration No. 333-257113

PRICING SUPPLEMENT dated August 29, 2023
(To Product Supplement No. WF-1 dated June 27, 2022, Equity Index Underlying Supplement dated
September 2, 2021, ETF Underlying Supplement dated September 2, 2021, Prospectus Supplement dated
September 2, 2021 and Prospectus dated September 2, 2021)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the iShares® U.S. Real Estate ETF due September 1, 2026
☐	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the iShares® U.S. Real Estate ETF (each referred to as an “Underlying”)

☐	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a Maturity Payment Amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Lowest Performing Underlying from its Starting Value to its Ending Value. The Lowest Performing Underlying is the Underlying that has the lowest Closing Value on the Calculation Day as a percentage of its Starting Value. The Maturity Payment Amount will reflect the following terms:

• If the value of the Lowest Performing Underlying increases, you will receive the face amount plus a positive return equal to 100% of the percentage increase in the value of the Lowest Performing Underlying from its Starting Value, subject to a Maximum Return at maturity of 42.00% of the face amount. As a result of the Maximum Return, the maximum Maturity Payment Amount will be $1,420.00 per security

• If the value of the Lowest Performing Underlying decreases but the decrease is not more than 40%, you will receive the face amount plus a positive return equal to the absolute value of the percentage decline in the value of the Lowest Performing Underlying from its Starting Value, which will effectively be capped at a positive return of 40%

• If the value of the Lowest Performing Underlying decreases by more than 40%, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and you will lose more than 40%, and possibly all, of the face amount

☐	Your return on the securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on the Calculation Day. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably

☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue the shares of the Fund or any securities included in or held by any Underlying for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment

☐	No periodic interest payments or dividends

☐	No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-7 herein and “Risk Factors” beginning on page S-1 of the accompanying underlying supplements, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplements, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Underwriting Discount (1) (2)	Proceeds to CIBC
Per Security	$1,000.00	$30.70	$969.30
Total	$960,000.00	$29,472.00	$930,528.00

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of $30.70 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $22.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Agent’s Underwriting Discount and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplements for information regarding how we may hedge our obligations under the securities.
(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is $905.40 per security. The estimated value is less than the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Terms of the Securities

Issuer:	Canadian Imperial Bank of Commerce
Market Measure:	The lowest performing of the S&P 500® Index (Bloomberg ticker symbol “SPX”) (the “SPX” or an “Index”), the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY” or an “Index”), and the iShares® U.S. Real Estate ETF (Bloomberg ticker symbol “IYR”) (the “IYR” or the “Fund”) (each referred to as an “Underlying,” and collectively as the “Underlyings”).
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date:	August 29, 2023
Issue Date:	September 1, 2023
Calculation Day:	August 25, 2026, subject to postponement for non-Trading Days and the occurrence of a Market Disruption Event. See “—Market Disruption Events and Postponement Provisions” below.
Stated Maturity Date:	September 1, 2026, subject to postponement. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity.
Maturity Payment Amount:

On the Stated Maturity Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per security will equal:

 •  if the Ending Value of the Lowest Performing Underlying is greater than or equal to its Starting Value, $1,000 plus the lesser of:

(i)      $1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate; and

(ii)    the Maximum Return;

•  if the Ending Value of the Lowest Performing Underlying is less than its Starting Value, but greater than or equal to its Threshold Value:

$1,000 + ($1,000 × absolute value of Underlying Return of the Lowest Performing Underlying); or

•  if the Ending Value of the Lowest Performing Underlying is less than its Threshold Value:

$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying)

If the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value and will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Upside Participation Rate:	100%
Maximum Return:	42.00% of the face amount (or $420.00 per security). As a result of the Maximum Return, the maximum Maturity Payment Amount will be $1,420.00 per security.
Threshold Value:	2,698.578 with respect to the SPX, 1,137.3228 with respect to the RTY and 51.306 with respect to the IYR, each of which is 60.00% of its Starting Value.
Lowest Performing Underlying:	The Underlying with the lowest Underlying Return.

PRS-2

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Underlying Return:

With respect to each Underlying, the “Underlying Return” is the percentage change from its Starting Value to its Ending Value, measured as follows:

       Ending Value – Starting Value
Starting Value

If the Underlying Return is equal to -5%, the absolute value of the Underlying Return would be +5%.

Starting Value:	4,497.63 with respect to the SPX, 1,895.538 with respect to the RTY and 85.51 with respect to the IYR, each of which was its Closing Value on the Pricing Date.
Ending Value:	With respect to each Underlying, its Closing Value on the Calculation Day.
Closing Value:	As defined under “Summary—Closing Value” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	The Calculation Day is subject to postponement due to non-Trading Days and the occurrence of a Market Disruption Event. In addition, the Stated Maturity Date will be postponed if the Calculation Day is postponed and will be adjusted for non-Business Days. For more information regarding adjustments to the Calculation Day and the Stated Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a Market Disruption Event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplements.
Agent’s Underwriting Discount and Other Fees:

Wells Fargo Securities. The agent will receive an underwriting discount of $30.70 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the original offering price of the securities less a concession of $22.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607XMJ3 / US13607XMJ36

PRS-3

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

About This Pricing Supplement

You should read this pricing supplement together with the prospectus dated September 2, 2021 (the “prospectus”), the prospectus supplement dated September 2, 2021 (the “prospectus supplement”), the Product Supplement No. WF-1 dated June 27, 2022 (the “product supplement”), the Equity Index Underlying Supplement dated September 2, 2021 (the “Index underlying supplement”), and the ETF Underlying Supplement dated September 2, 2021 (the “ETF underlying supplement”, and together with the Index underlying supplement, the “underlying supplements), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, the underlying supplements, the prospectus supplement and the prospectus to the extent it is different from that information. The section entitled “General Terms of the Securities” in the product supplement shall supersede and replace the section entitled “Certain Terms of the Notes” in the underlying supplements. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, the underlying supplements, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying product supplement, underlying supplements, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying product supplement, underlying supplements, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Bank may use this pricing supplement in the initial sale of the securities. In addition, Wells Fargo Securities or any of our or its affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice. Any use of this pricing supplement by Wells Fargo Securities in market-making transactions after the initial sale of the securities will be solely for the purpose of providing investors with the description of the terms of the securities that were made available to investors in connection with the initial distribution of the securities.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. References to “Index” or “Fund” in the underlying supplements will be references to “Underlying.”

You may access the product supplement, the underlying supplements, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated June 27, 2022:

https://www.sec.gov/Archives/edgar/data/1045520/000110465922074626/tm2217276d48_424b5.htm

•	Index underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112442/tm2123981d23_424b5.htm

•	ETF underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112446/tm2123981d25_424b5.htm

•	Prospectus supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112440/tm2123981d29_424b5.htm

•	Prospectus dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112558/tm2123981d24_424b3.htm

PRS-4

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek 100% exposure to any upside performance of the Lowest Performing Underlying if its Ending Value is greater than its Starting Value, subject to a Maximum Return at maturity of 42.00% of the face amount;

▪	understand that any positive return based on the decrease in the value of the Lowest Performing Underlying from its Starting Value to its Ending Value will be limited to 40%, and that any decrease in the value of the Lowest Performing Underlying from its Starting Value to its Ending Value of more than 40% will result in a loss, rather than a positive return, on the securities;

▪	are willing to accept the risk that, if the Ending Value of the Lowest Performing Underlying is less than its Starting Value by more than 40%, they will be fully exposed to the decrease in the Lowest Performing Underlying from its Starting Value and will lose more than 40%, and possibly all, of the face amount at maturity;

▪	understand that the return on the securities will depend solely on the performance of the Lowest Performing Underlying on the Calculation Day and that they will not benefit in any way from the performance of the better performing Underlyings;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of the Underlyings;

▪	are willing to forgo periodic interest payments on the securities and dividends on the Fund or the securities included in or held by any Underlying; and

▪	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	are unwilling to accept the risk that the Ending Value of the Lowest Performing Underlying may decrease by more than 40% from its Starting Value;

▪	seek full return of the face amount of the securities at maturity;

▪	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price;

▪	seek current income;

▪	seek exposure to a basket composed of the Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

▪	are unwilling to accept the risk of exposure to the Underlyings;

▪	seek exposure to the Underlyings but are unwilling to accept the risk/return trade-offs inherent in the Maturity Payment Amount for the securities;

▪	are unwilling to accept the credit risk of CIBC; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying underlying supplements for risks related to an investment in the securities.

PRS-5

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Determining Maturity Payment Amount

On the Stated Maturity Date, you will receive a cash payment per security (the Maturity Payment Amount) calculated as follows:

Is the Ending Value of the Lowest Performing Underlying greater than or equal to its Starting Value?
Yes
You will receive per security: $1,000 *plus* the lesser of:
(i) $1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate; and
(ii) the Maximum Return
No
Is the Ending Value of the Lowest Performing Underlying greater than or equal to its Threshold Value?
Yes
You will receive per security:
$1,000 + ($1,000 × absolute value of Underlying Return of the Lowest Performing Underlying)
No
You will receive per security:
$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying)
In this case, you will lose more than 40%, and possibly all, of the face amount.

PRS-6

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page S-1 of the accompanying underlying supplements, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as an “Underlying Index” of the Fund.

Risks Relating To The Structure Of The Securities

If The Ending Value Of The Lowest Performing Underlying Is Less Than Its Threshold Value, You Will Lose More Than 40%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the Stated Maturity Date. The Maturity Payment Amount will depend on the direction of and percentage change in the Ending Value of the Lowest Performing Underlying relative to its Starting Value and the other terms of the securities. Because the values of the Underlyings will be subject to market fluctuations, the Maturity Payment Amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, the Maturity Payment Amount will be less than the face amount and you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value. The Threshold Value for each Underlying is 60% of its Starting Value. For example, if the Lowest Performing Underlying has declined by 40.1% from its Starting Value to its Ending Value, you will not receive any benefit of the contingent downside feature and you will lose 40.1% of the face amount. As a result, if the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will lose more than 40%, and possibly all, of the face amount at maturity. This is the case even if the value of the Lowest Performing Underlying is greater than or equal to its Starting Value or its Threshold Value at certain times during the term of the securities other than on the Calculation Day.

Even if the Ending Value of the Lowest Performing Underlying is greater than its Starting Value, the Maturity Payment Amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating with the same Stated Maturity Date.

Any Positive Return On The Securities Will Be Limited And May Be Lower Than The Return On A Direct Investment In The Fund Or The Securities Included In Or Held By An Underlying.

The opportunity to participate in any possible increases in the value of the Lowest Performing Underlying through an investment in the securities will be limited because any positive return on the securities will not exceed the Maximum Return. In addition, any positive return based on the depreciation of the Lowest Performing Underlying will be capped at 40% because the contingent absolute return feature is only operative if the Ending Value of the Lowest Performing Underlying does not decline by more than 40% from its Starting Value. Therefore, your return on the securities may be lower than the return on a direct investment in the Fund or the securities included in or held by an Underlying.

The Securities Are Subject To The Full Risks Of Each Underlying And Will Be Negatively Affected If Any Underlying Performs Poorly, Even If The Other Underlyings Perform Favorably.

You are subject to the full risks of each Underlying. If any Underlying performs poorly, you will be negatively affected, even if the other Underlyings perform favorably. The securities are not linked to a basket composed of the Underlyings, where the better performance of some Underlyings could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying is the Lowest Performing Underlying. As a result, the securities are riskier than an alternative investment linked to only one of the Underlyings or linked to a basket composed of the Underlyings. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlyings.

Your return on the securities will depend solely on the performance of the Lowest Performing Underlying. Although it is necessary for each Underlying to close above its respective Threshold Value on the Calculation Day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlyings. The securities may underperform an alternative investment linked to a basket composed of the Underlyings, since in such case the performance of the better

PRS-7

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

performing Underlyings would be blended with the performance of the Lowest Performing Underlying, resulting in a better return than the return of the Lowest Performing Underlying alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlyings.

It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that any one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of the better performing Underlyings is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlyings will be over the term of the securities. To the extent the Underlyings operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic interest will be paid on the securities. However, if the securities were classified for U.S. federal income tax purposes as contingent payment debt instruments rather than prepaid cash-settled derivative contracts, you would be required to accrue interest income over the term of your securities. See “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplements.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The Calculation Day will be postponed if the originally scheduled Calculation Day is not a Trading Day or if the calculation agent determines that a Market Disruption Event has occurred or is continuing on that day. If such a postponement occurs, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) three Business Days after the Calculation Day, as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities included in or held by any Underlying for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities exceeds our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities was determined by reference to our internal pricing models when the terms of the securities were set. This estimated value was based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to have used the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate had an adverse effect on the terms of the securities and could have an adverse effect on any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

PRS-8

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity will be affected by the then-current value of each Underlying, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlyings; volatility of the Underlyings; correlation among the Underlyings; economic and other conditions generally; interest rates; dividend yields on the Fund or any securities included in or held by an Underlying; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of an Underlying. Because numerous factors are expected to affect the value of the securities, changes in the value of an Underlying may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity.

Risks Relating To The Underlyings

The Securities Will Be Subject To Small-Capitalization Or Mid-Capitalization Companies Risk.

The securities included in or held by the RTY or the IYR are issued by companies that may be considered small-capitalization or mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Fund’s share price may be more volatile than an investment in stocks issued by large-capitalization companies. Stock prices of small-capitalization or mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization or mid-capitalization companies may be thinly traded, making it difficult for the Fund to buy and sell them. In addition, small-capitalization or

PRS-9

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

mid-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization or mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. These factors could adversely affect the value of the relevant Underlying during the term of the securities, which may adversely affect the value of your securities.

The Securities Will Be Subject To Risks Associated With Real Estate Investment.

The real estate industry is cyclical and has from time to time experienced significant difficulties. Real estate is highly sensitive to general and local economic conditions and developments and is characterized by intense competition and periodic overbuilding. Many real estate companies, including real estate investment trusts (“REITs”), utilize leverage (and some may be highly leveraged), which increases investment risk and the risk normally associated with debt financing, and could potentially magnify the Fund’s losses. The U.S. residential and commercial real estate markets may, in the future, experience and have, in the past, experienced a decline in value, with certain regions experiencing significant losses in property values. Rising interest rates could result in higher costs of capital for real estate companies, which could negatively affect a real estate company’s ability to meet its payment obligations or its financing activity, and could decrease the market prices for REITs and for properties held by these REITs. Specific risks especially relevant to investment in the real estate sector include concentration risk, equity risk of REITs, interest rate risk, leverage risk, liquidity risk, operational risk, property risk, regulatory risk, repayment risk and U.S. tax risk. In addition, the real estate industry and REITs are significantly affected by a number of factors in general and local economic conditions as well as real estate markets. These factors could affect the real estate sector and could affect the value of the equity securities held by the Fund and the price of that Fund during the term of the securities, which may adversely affect the value of your securities.

The Fund May Not Be Representative Of An Investment In Its Sector.

The Fund tracks companies in the regional bank sector of the U.S. equity market. However, the Fund does not represent a direct investment in this sector. The Fund consists of securities of companies whose primary lines of business are directly associated with this sector. As a result, the Closing Value of the Fund will be influenced by a variety of economic, financial and other factors affecting companies in this sector, some of which may be unrelated to the market and other conditions applicable to this sector. As a result, the Fund may not perfectly correlate with the performance in its sector and the Closing Value of the Fund could decrease even if the performance of its sector as a whole increases.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An Adjustment Factor, as described herein, will be used to determine the Closing Value of the Fund. The Adjustment Factor of the Fund will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the Adjustment Factor of the Fund, the value of the securities may be adversely affected.

The Performance Of The Fund May Not Correlate With The Performance Of Its Underlying Index As Well As The Net Asset Value Per Share Of The Fund, Especially During Periods Of Market Volatility.

Although the Fund is designed to track the performance of its Underlying Index, the performance of the Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the

PRS-10

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of the Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the securities, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in its Underlying Index or the same as a debt security with a return linked to the performance of its Underlying Index.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Starting Value and the Ending Value of each Underlying, calculating the Maturity Payment Amount, determining whether adjustments should be made to the Ending Value of an Underlying, determining whether a Market Disruption Event has occurred with respect to an Underlying on the scheduled Calculation Day, which may result in postponement of the Calculation Day; determining the Ending Value of an Underlying if the Calculation Day is postponed to the last day to which it may be postponed and a Market Disruption Event occurs on that day with respect to that Underlying; if publication of an Underlying is discontinued, selecting a successor or, if no successor is available, determining its Closing Value on the Calculation Day; and determining whether to adjust the Closing Values of the Underlyings on the Calculation Day in the event of certain changes in or modifications to the Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of an Underlying.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in or held by an Underlying may adversely affect the value of such Underlying.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplements, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplements

PRS-11

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-12

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the Maturity Payment Amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Threshold Value of any Underlying. The hypothetical Starting Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Starting Value of any Underlying. The actual Starting Value and Threshold Value of each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Values of the Underlyings, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual Maturity Payment Amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	100.00%
Maximum Return:	42.00% or $420.00 per security
Hypothetical Starting Value of each Underlying:	100.00
Hypothetical Threshold Value of each Underlying:	60.00 (60% of the hypothetical Starting Value)

Hypothetical Payout Profile

PRS-13

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Hypothetical Returns
Hypothetical Ending Value of the Lowest Performing Underlying	Hypothetical Underlying Return of the Lowest Performing Underlying	Hypothetical Maturity Payment Amount Per Security	Hypothetical Pre-Tax Total Rate of Return(1)
200.00	100.00%	$1,420.00	42.00%
150.00	50.00%	$1,420.00	42.00%
142.00	42.00%	$1,420.00	42.00%
140.00	40.00%	$1,400.00	40.00%
130.00	30.00%	$1,300.00	30.00%
120.00	20.00%	$1,200.00	20.00%
110.00	10.00%	$1,100.00	10.00%
100.00	0.00%	$1,000.00	0.00%
90.00	-10.00%	$1,100.00	10.00%
80.00	-20.00%	$1,200.00	20.00%
70.00	-30.00%	$1,300.00	30.00%
60.00	-40.00%	$1,400.00	40.00%
59.00	-41.00%	$590.00	-41.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$100.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the Maturity Payment Amount per security to the face amount of $1,000.

Hypothetical Examples

Example 1. The Ending Value of the Lowest Performing Underlying is greater than its Starting Value, and the Maturity Payment Amount is greater than the face amount and reflects a return that is less than the Maximum Return:

	SPX	RTY	IYR
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Ending Value:	110.00	125.00	125.00
Hypothetical Threshold Value:	60.00	60.00	60.00
Hypothetical Underlying Return:	10.00%	25.00%	25.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying.

In this example, the SPX has the lowest Underlying Return and is, therefore, the Lowest Performing Underlying.

Step 2: Determine the Maturity Payment Amount.

Because the hypothetical Ending Value of the Lowest Performing Underlying is greater than its hypothetical Starting Value, the Maturity Payment Amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate

$1,000 × 10.00% × 100.00%

= $100.00; and

(ii)	the Maximum Return of $420.00

On the Stated Maturity Date, you would receive $1,100.00 per security.

PRS-14

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Example 2. The Ending Value of the Lowest Performing Underlying is greater than its Starting Value, and the Maturity Payment Amount is greater than the face amount and reflects a return equal to the Maximum Return:

	SPX	RTY	IYR
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Ending Value:	150.00	180.00	160.00
Hypothetical Threshold Value:	60.00	60.00	60.00
Hypothetical Underlying Return:	50.00%	80.00%	60.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying.

In this example, the SPX has the lowest Underlying Return and is, therefore, the Lowest Performing Underlying.

Step 2: Determine the Maturity Payment Amount.

Because the hypothetical Ending Value of the Lowest Performing Underlying is greater than its hypothetical Starting Value, the Maturity Payment Amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate

$1,000 × 50.00% × 100.00%

= $500.00; and

(ii)	the Maximum Return of $420.00

On the Stated Maturity Date, you would receive $1,420.00 per security, which is the maximum Maturity Payment Amount.

Example 3. The Ending Value of the Lowest Performing Underlying is less than its Starting Value but greater than or equal to its Threshold Value, and the Maturity Payment Amount is greater than the face amount:

	SPX	RTY	IYR
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Ending Value:	90.00	180.00	160.00
Hypothetical Threshold Value:	60.00	60.00	60.00
Hypothetical Underlying Return:	-10.00%	80.00%	60.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying.

In this example, the SPX has the lowest Underlying Return and is, therefore, the Lowest Performing Underlying.

Step 2: Determine the Maturity Payment Amount.

Because the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value but greater than or equal to its hypothetical Threshold Value, you will receive the face amount plus a positive return based on the absolute value of the Underlying Return of the Lowest Performing Underlying. The Maturity Payment Amount per security would be calculated as follows:

$1,000 + ($1,000 × absolute value of Underlying Return of the Lowest Performing Underlying)

$1,000 + ($1,000 × 10.00%)

= $1,100.00;

On the Stated Maturity Date, you would receive $1,100.00 per security.

PRS-15

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Example 4. The Ending Value of the Lowest Performing Underlying is less than its Threshold Value, and the Maturity Payment Amount is less than the face amount:

	SPX	RTY	IYR
Hypothetical Starting Value:	100.00	100.00	100.00
Hypothetical Ending Value:	50.00	180.00	160.00
Hypothetical Threshold Value:	60.00	60.00	60.00
Hypothetical Underlying Return:	-50.00%	80.00%	60.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying.

In this example, the SPX has the lowest Underlying Return and is, therefore, the Lowest Performing Underlying.

Step 2: Determine the Maturity Payment Amount.

Because the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value by more than 40%, you would lose a portion of the face amount of your securities and receive the Maturity Payment Amount equal to:

$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the Stated Maturity Date, you would receive $500.00 per security.

PRS-16

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

The Underlyings

The S&P 500® Index

The S&P 500® Index (Bloomberg ticker: “SPX <Index>”) is calculated, maintained and published by S&P Dow Jones Indices LLC (“SPDJI”). The SPX consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. See “Index Descriptions—The S&P U.S. Indices” beginning on page S-45 of the accompanying Index underlying supplement for additional information about the SPX.

Historical Data

We obtained the Closing Values of the SPX in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the SPX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the SPX on the Calculation Day. We cannot give you assurance that the performance of the SPX will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the SPX for the period from January 1, 2018 to August 29, 2023. The Closing Value of the SPX on August 29, 2023 was 4,497.63.

Historical Performance of the S&P 500® Index

Source: Bloomberg

PRS-17

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) is calculated, maintained and published by FTSE Russell. The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying Index underlying supplement for additional information about the RTY.

Historical Data

We obtained the Closing Values of the RTY in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the RTY on the Calculation Day. We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the RTY for the period from January 1, 2018 to August 29, 2023. The Closing Value of the RTY on August 29, 2023 was 1,895.538.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-18

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

The iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF (Bloomberg ticker: “IYR”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Real Estate Capped Index (the “Underlying Index”), which measures the performance of the real estate sector of the U.S. equity market. The shares of the Fund are listed and trade on the NYSE Area, Inc. under the ticker symbol “IYR.” See “Reference Sponsors and Fund Descriptions—The iShares® U.S. Real Estate ETF” beginning on page S-41 of the accompanying ETF underlying supplement for additional information about the IYR.

Historical Data

We obtained the Closing Values of the IYR in the graph below from Bloomberg without independent verification. The historical performance of the IYR should not be taken as an indication of future performance, and no assurances can be given as to the Closing Value of the IYR on the Calculation Day. We cannot give you assurance that the performance of the IYR will result in the return of any of your investment.

The following graph sets forth daily Closing Values of the IYR for the period from January 1, 2018 to August 29, 2023. The Closing Value of the IYR on August 29, 2023 was $85.51.

Historical Performance of the iShares® U.S. Real Estate ETF

Source: Bloomberg

PRS-19

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Was Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-20

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Summary of U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplements, which you should carefully review prior to investing in the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid cash-settled derivative contracts. By purchasing the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplements.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplements. Such alternate treatments could include a requirement that a holder accrue ordinary income over the life of the securities or treat all gain or loss at maturity as ordinary gain or loss. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplements. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

With respect to the discussion in the underlying supplements regarding “dividend equivalent” payments, the IRS has issued a notice that provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplements and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-21

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Certain Canadian Federal Income Tax Considerations

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC is a “specified entity” for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). For these purposes, a “specified shareholder” generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of CIBC’s shares determined on a votes or fair market value basis, and an entity in respect of which CIBC is a “specified entity” generally includes (i) an entity that is a specified shareholder of CIBC (as defined above), (ii) an entity in which CIBC (either alone or together with entities with whom CIBC is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest, and (iii) an entity in which an entity described in (i) (either alone or together with entities with whom such entity is not dealing at arm’s length for purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own a 25% or greater equity interest. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

For greater certainty, this summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, including the proposals released on April 29, 2022 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”). This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act contained in the Hybrid Mismatch Proposals. Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences — Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-22

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute
Return and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000®
 Index and the iShares® U.S. Real Estate ETF due September 1, 2026

Validity of the Securities

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated June 15, 2021, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

In the opinion of Mayer Brown LLP, when the securities have been duly completed in accordance with the indenture and issued and sold as contemplated by this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, the securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 15, 2021, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 15, 2021.

PRS-23